                             EMPLOYMENT AGREEMENT
                             --------------------


     This EMPLOYMENT AGREEMENT is dated as of February ___, 1997, by and among Pen-Tab Holdings, Inc., a Virginia corporation (the "Company"), Pen-Tab
                                                     -------
Industries, Inc., a Delaware corporation ("Pen-Tab"), and Alan Hodes (the
                                           -------
"Executive").
----------

     WHEREAS, the Company, Pen-Tab and the Executive desire to enter into an agreement regarding the employment of the Executive as President and Chief Executive Officer of the Company and Pen-Tab; and

     WHEREAS, as an inducement to CVC to enter into the Recapitalization Agreement and consummate the transactions contemplated therein, the Executive has agreed to the provisions of this Agreement, including, without limitation, Sections 3, 4 and 6.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   DEFINITIONS.  As used herein, the following terms shall have the
          -----------
following meanings.

     "Affiliate" means, as to any Person, any other Person which directly or
      ---------
indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Board" means the Company's board of directors.
      -----

     "Business Day" means any day other than a Saturday or Sunday or a day on
      ------------
which commercial banks are required or authorized to close in New York, New
York.

     "Cause" means (i) a breach of the Executive's covenants under this
      -----
Agreement and Sections 2, 4, 5, 6 and 9 of the Shareholders Agreement, the last sentence of Section 3 of the Shareholders Agreement and Sections 2, 3, 4, 5, 7 and 8 of the Registration Rights Agreement by and among the Company, the Executive and certain other parties of even date herewith, which breach shall not be cured within ten (10) Business Days after written notice thereof, or,
(ii) the commission by the Executive of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries, or (iii) the Executive's repeated failure to comply with the lawful and reasonable (with respect to Executive's position as President and Chief Executive Officer of the Company and Pen-Tab) written directives of the Board which failure shall not be cured within ten (10) Business Days after written notice thereof, or (iv) the failure of the Company and its Subsidiaries, on a consolidated basis, to earn sufficient net income by April 15, 1999 to pay the current dividends upon the Company's 10% Series 1 Senior Redeemable Preferred Stock pursuant to the provisions of the Indenture governing the Senior Notes (as that term is defined in the Shareholders Agreement) which relate to the Limitation on Restricted Payments (assuming, for purposes of this definition of "Cause", that there shall exist no other limitation upon payment).

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.
      ---

     "Disability" means the inability, due to illness, accident, injury,
      ----------
physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company or a Subsidiary of the Company for a period of at least 120 consecutive days or for shorter periods aggregating at least 150 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

     "GAAP" means U.S. generally accepted accounting principles, as in effect
      ----
from time to time and as adopted by the Company with the consent of its independent public accountants, consistently applied.

     "Good Reason Event" means (i) the failure of the Company or Pen-Tab to make
      -----------------
the payments described herein within 5 Business Days of the applicable due date,
(ii) the written request by the board of directors of the Company or Pen-Tab that the Executive relocate his primary residence or relocate Executive's primary location from which he performs his services to a location which is more than ten (10) miles from the Company's current location in the State of Virginia, or (iii) a written directive from the Board of directors of the Company or Pen-Tab that results in a substantial reduction of the Executive's job responsibility, (other than during periods when the Executive is unable to fulfill his job responsibilities due to injury, illness or other incapacity or disability and the period of such incapacity does not constitute a Disability hereunder).

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Recapitalization Agreement" means the Recapitalization Agreement dated as
      --------------------------
of January 9, 1997 by and among CVC, the Company and the shareholders of the Company.

     "Shareholders Agreement" means the Shareholders Agreement dated as of the
      ----------------------
date hereof by and among the Company, the Executive, CVC and certain other parties thereto.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

     "Termination Year" means that fiscal year of the Company during which the
      ----------------
Employment Period ends pursuant to the terms of Section 2(d) hereof.

     2.   EMPLOYMENT.
          ----------

          (a)  Employment.  Each of the Company and Pen-Tab agrees to employ the
               ----------
     Executive, and the Executive hereby accepts employment with the Company and Pen-Tab, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 2(d) (the "Employment Period").
           -----------------

          (b)  Position and Duties.
               -------------------

               (i) Commencing on the date hereof and continuing during the Employment Period, the Executive shall serve as President and Chief Executive Officer of the Company and Pen-Tab under the supervision and direction of the Company's and Pen-Tab's respective boards of directors.

               (ii) The Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness other than Disability) to the business and affairs of the Company, Pen-Tab and their Subsidiaries.

          (c)  Base Salary and Benefits.
               ------------------------

               (i)   Base Salary.  During the Employment Period, the Executive's
                     -----------
          base salary shall be $300,000 per annum (the "Initial Base Salary"),
                                                        -------------------
          which salary shall be paid by Pen-Tab in regular installments in accordance with Pen-Tab's general payroll practices and shall be subject to customary withholding. During the Employment Period, effective on each anniversary of the date hereof, Executive's Initial Base Salary shall be adjusted to an amount equal to Executive's Initial Base Salary multiplied by a fraction (i) the numerator of
                              -------------
          which is the Index for the calendar month in which
          such
          anniversary falls and (ii) the denominator of which is the Index for January, 1997 (the Initial Base Salary as may be adjusted shall be referred to herein as the "Base Salary"). For purposes of this
                                     -----------
          Agreement, "Index" in any particular month shall mean the United States Department of Labor All Cities Consumer Price Index, as published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is not published by the Bureau of Labor Statistics or another governmental agency at any time, then such calculation shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority selected in good faith by the Board.

               (ii)  Bonus Plan.  For each fiscal year during the Employment
                     ----------
          Period, the Executive will be eligible to receive a bonus of up to 50% of his Base Salary, the terms and conditions of which shall be established by the Board.

               (iii) Benefits.  In addition to the Base Salary, the Executive
                     --------
          shall be entitled, during the Employment Period, to all benefits set forth on Schedule A hereto (the "Benefits").
                   ----------              --------

               (iv)  Expenses.  Upon the request of the Executive, the Company
                     --------
          shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's and its Subsidiaries' policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the requirements of the Company and its Subsidiaries with respect to reporting and documentation of such expenses.

          (d)  Term.  The Employment Period shall end on February 4, 2002,
               ----
     subject to earlier termination (x) by reason of the Executive's death or Disability, (y) by resolution of the Board with Cause (it being understood and agreed that the employment of Executive may not be terminated without Cause), or (z) upon the Executive's voluntary resignation with or without a Good Reason Event. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall terminate and be of no further force and effect upon the consummation of an initial public offering registered under the Securities Act.

               (i) If the Employment Period is terminated on or before February 4, 2002:

               (A) by the Company other than for Cause, or as a result of the Executive's voluntary resignation within ten (10) Business Days of a Good Reason Event, the Executive shall be entitled to receive each year (payable in equal or substantially equal consecutive monthly installments) (1) the stated Base Salary through the period ending on February 4, 2002, and (2) the amount of the most recent bonus payment earned by the Executive prior to the year in which Executive's employment terminates, and (3) all vested benefits to which Executive is entitled under the terms of any benefit plan or arrangement of the Company or Pen-Tab which is applicable to Executive or in which he is a participant.

               (B) as a result of the Executive's death, Disability or voluntary resignation (other than within ten (10) Business Days following a Good Reason Event), or by the Company for Cause, the Executive shall be entitled to all previously earned and accrued but unpaid Base Salary, bonus payments and Benefits up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount; provided, however, that nothing herein shall reduce, eliminate or restrict the disability benefits to which Executive is entitled under the terms of any applicable benefit plan or arrangement of the Company or Pen-Tab which is applicable to Executive or in which he is a participant.

               (ii) Following the termination of the Employment Period:

               (A) the Executive agrees that: (1) the Executive shall be entitled to the payments provided for in Sections 2(d)(i)(A), if any, if and only if Executive has not breached as of the date of termination of the Employment Period the provisions of Sections 3, 4 and 6 hereof and does not breach such sections at any time during the period for which such payments are to be made and (2) the Company's obligation to make such payments will terminate upon the occurrence of any such breach during any such severance period which breach shall not be terminated or cured within ten (10) Business Days after written notice thereof.

               (B) any payments pursuant to Sections 2(d)(i)(A) shall be paid by Pen-Tab in regular installments in accordance with Pen-Tab's general payroll practices and shall be subject to customary withholding, and following such payments none of the Company or any of its Subsidiaries shall have any further obligation to the Executive pursuant to this Section 2(d) except as provided by law.

          (iii) Notwithstanding any other provisions of this Agreement, if all or any portion of the payments or benefits provided under Section 2(d)(i)(A) either alone or together with other payments or benefits which the Executive receives or is then entitled to receive from the Company and any of its Subsidiaries would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payments or benefits provided to the Executive under
           ----
     Section 2(d)(i)(A) shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code; but only if, by reason of such reduction, the Executive's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" for purposes of this Section 2(d)(iii) shall mean the sum of (w) the total amount payable to the Executive under this Section 2, plus (x) all other payments and benefits
                                     ----
     which the Executive receives or is then entitled to receive from the Company and any of its Subsidiaries that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (y) the
                                                              ----
     amount of federal income taxes payable with respect to the payment and benefits described in (w) and (x) above, calculated at the maximum marginal income tax rate for each year in which such payments and benefits shall be paid to the Executive (based upon the rate in effect for such year as set forth in the Code at the time of the first payment of the foregoing), less
                                                                           ----
     (z) the amount of excise taxes imposed with respect to the payments and benefits described in (w) and (x) above by Section 4999 of the Code.

               (iv) The Executive hereby agrees that except as expressly provided herein, no severance compensation of any kind, nature or amount shall be payable to the Executive and except as expressly provided herein, the Executive hereby irrevocably waives any claim for severance compensation.

               (v) Subject to the provisions of Section 2(d)(i)(B) above, all of the Executive's rights to Benefits hereunder (if any) for any period subsequent to the effective date of termination of the Employment Period shall cease upon the termination of the Employment Period other than Executive's rights under any retirement plan of the Company or Pen-Tab in which Executive is a participant. Within thirty
          (30) days after Executive's employment shall terminate, the amount to which he is entitled under any such retirement plan shall be distributed to Executive and, in the event Executive shall be terminated without Cause or following a Good Reason Event, then Executive shall have a 100% vested and nonforfeitable interest in such retirement benefits.

               (vi) If the employment of Executive hereunder shall terminate pursuant to Section 2(d)(i)(A) above, then Executive shall have no duty whatsoever to mitigate damages, and any income, earnings or other compensation earned from self employment or employment with any company subsequent to the date of such termination of employment shall not reduce or offset any of the payments described in Sections 2(d)(i)(A) hereof.

          (e)  Key Man Life Insurance.  The Executive shall use his reasonable
               ----------------------
     best efforts to obtain an additional key man life insurance policy in the incremental amount of $3.0 million within ninety (90) days of the Closing Date. The key man insurance policy shall be for the benefit of the Company, and the Company shall pay all premiums on such policy and shall reimburse the Executive for all reasonable out-of-pocket expenses incurred in connection with obtaining such policy.

     3.   CONFIDENTIAL INFORMATION.  The Executive acknowledges that the
          ------------------------
information and data disclosed to, developed by or obtained by him while employed by the Company or any of its Subsidiaries concerning the business or affairs of the Company or any Subsidiary (the unauthorized disclosure of which would be adverse to the Company and its Subsidiaries, taken as a whole) (including without limitation the Company's technology, methods of doing business and supplier and customer information) (collectively, "Confidential
                                                                ------------
Information") are the property of the Company or such Subsidiary and that the
-----------
continued success of the Company and its Subsidiaries depends in large part on keeping this information from becoming known to competitors of the Company and its Subsidiaries. Therefore, the Executive agrees that, during the Employment Period and for all times thereafter, except as required by law or court order, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public or Persons within the industry in which the Company or Pen-Tab competes other than as a result of the Executive's acts or omissions to act, or in the event any such information is disclosed (other than by Executive) by any person who is not bound by a similar nondisclosure agreement; provided, however, that, subject to Section 5(b) below, nothing herein shall be deemed to limit, restrict or prohibit the use or disclosure by Executive of any non-confidential general industry knowledge or contacts gained or obtained by Executive from his prior expertise and experience. The Executive further agrees to use his reasonable best efforts and diligence to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft. The Executive shall deliver to the Company at the termination of such Executive's employment, or at any other time the Company may request, all memoranda, correspondence, notes, plans, records, reports, manuals, photographs, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, the Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control. If the Company requests, the Executive agrees to provide written confirmation that the Executive has returned all such materials to the Company or one of its Subsidiaries.

     4.   WORK PRODUCT.  The Executive agrees that all inventions, innovations,
          ------------
improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business or research and development or existing or future products or services and which are conceived, developed, contributed to or made by the Executive (either solely or jointly with others) while employed by the Company or any of its Subsidiaries ("Work Product") shall be the sole and exclusive property of
                   ------------
the Company or such Subsidiary. The Executive will promptly disclose such Work Product to the Board and perform all actions requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     5.   RIGHTS OF FORMER EMPLOYERS AND OTHERS.
          -------------------------------------

          (a)  No Undisclosed Restrictions.  The Executive represents and
               ---------------------------
     warrants that, unless he has informed the Company or its Subsidiaries to the contrary in a writing attached to this Agreement, the performance of his duties as President and Chief Executive Officer of the Company will not place the Executive in breach of any existing agreement, including, but not limited to, any confidentiality agreement or restrictive covenant with a former employer or other third party.

          (b)  Confidential Information of Others.  The Executive agrees that he
               ----------------------------------
     shall not disclose to the Company or its Subsidiaries, nor induce the Company or its Subsidiaries to use, any confidential or proprietary information of others that the Executive may have learned as a result of any prior employment or other relationships.

     6.   NONCOMPETE, NONSOLICITATION.
          ---------------------------

          (a) The Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he has become familiar, and he will become familiar, with the Company's and its Subsidiaries' trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, the Executive agrees that, during the Employment Period and (i) if the Employment Period terminates on February 4, 2002,
            ---
     then for a period of TWELVE (12) MONTHS thereafter, (ii) if the Employment Period is terminated pursuant to Section 2(d)(i)(A), then for a period ending on the earlier of (x) February 4, 2002 and (y) the third anniversary of the date of termination, or (iii) if the Employment Period is terminated pursuant to Section 2(d)(i)(B), other than as a result of the Executive's death, then for a period of thirty-six (36) months thereafter (the "Noncompete Period"), he shall not directly or indirectly own, operate,
      -----------------
     lease, manage, control, participate in, consult with, advise, permit his name to be used by, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) that manufactures any product or provides any services that may be used as substitute for the product, or service, of the Company, its Subsidiaries or any business in competition with the businesses of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of the Employment

     Period, within any geographical area in which the Company or any of its Subsidiaries engages or plans to engage in such businesses as of the date of termination of the Employment Period. Nothing herein shall prohibit the Executive from being a passive owner of not more than 5% of the outstanding stock of a corporation which is publicly traded, and which is a direct competitor of the Company or any of its Subsidiaries, so long as the Executive has no active participation in the business of such corporation. Anything herein to the contrary notwithstanding, the Noncompete Period and the noncompetition restrictions set forth herein shall immediately terminate and be of no further force or effect, without notice or further act by any party hereto or any other person, upon the first to occur of (i) a default by the Company or Pen-Tab in the payment, following ten (10) Business Days of the date when due, of any amount payable to Executive under Section 2(d)(i)(A) above, or (ii) the Company or Pen-Tab shall be insolvent or shall become bankrupt.

          (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary either to leave the employ of the Company or such Subsidiary, or to interfere with the business or operations of the Company or its Subsidiaries, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during or after the Executive's employment period other than in connection with a general hiring solicitation or advertisement which is not specifically targeted to employees of the Company or any Subsidiary, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary.

          (c) The Executive agrees and acknowledges that: (i) the covenants set forth in this Section 6 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company would not have entered into this Agreement but for the covenants of the Executive contained herein,
     (iii) the covenants contained herein have been made in order to induce the Company to enter into this Agreement, and (iv) that CVC would not have entered into the Recapitalization Agreement but for the covenants of the Executive contained herein.

          (d) If, at the time of enforcement of this Section 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          (e) The Executive recognizes and affirms that in the event of his breach of any provision of this Section 6, money damages would be inadequate and the Company would have no adequate remedy at law. Accordingly, the Executive agrees that in the event of a breach or a threatened breach by the Executive of any of the provisions of this Section 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

     7.   NOTICES.  All notices, demands or other communications to be given or
          -------
delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile followed by delivery by reputable overnight courier service. Such notices, demands and other communications will be sent to the address indicated below:

          To the Company or Pen-Tab:
          -------------------------

               Pen-Tab Industries, Inc.
               167 Kelley Drive
               Front Royal, Virginia 22630
               Attention:  Mr. Alan Hodes
               Telecopy No.:  (540) 622-2008

               With copies, which shall not constitute notice, to:
               --------------------------------------------------

               Rudnick & Wolfe
               203 North LaSalle Street
               Chicago, Illinois 60601
               Attention:  Stephen A. Landsman, Esq.
               Telecopy No.:  (312) 236-7516

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               14th Floor
               New York, New York 10043
               Attention:  Mr. Thomas F. McWilliams
               Telecopy No.:  (212) 888-2940

               Kirkland & Ellis
               153 East 53rd Street
               New York, New York 10022-4675
               Attention:  Kirk A. Radke, Esq.
               Telecopy No.:  (212) 446-4900

          To CVC:
          ------

               Citicorp Venture Capital, Ltd.
               399 Park Avenue
               14th Floor
               New York, New York  10043
               Attention:  Mr. Thomas F. McWilliams
               Telecopy No.:  (212) 888-2940

               With a copy, which shall not constitute notice, to:
               --------------------------------------------------

               Kirkland & Ellis
               153 East 53rd Street
               New York, New York 10022-4675
               Attention:  Kirk A. Radke, Esq.
               Telecopy No.:  (212) 446-4900

          To the Executive:
          ----------------

               Pen-Tab Industries, Inc.
               167 Kelley Drive
               Front Royal, VA 22630
               Attention:  Alan Hodes
               Telecopy No.:  (540) 622-2008

               With a copy, which shall not constitute notice, to:
               --------------------------------------------------

               Rudnick & Wolfe
               203 North LaSalle Street
               Chicago, Illinois 60601
               Attention:  Stephen A. Landsman, Esq.
               Telecopy No.:  (312) 236-7516

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     8.   MISCELLANEOUS.
          -------------

          (a)  Severability.  Whenever possible, each provision of this
               ------------
     Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b)  Complete Agreement.  This Agreement, the Shareholders Agreement,
               ------------------
     the Option Agreement and the Recapitalization Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the letter agreement dated October 29, 1996 by and among the Company, CVC, the Executive and certain other parties.

          (c)  Counterparts.  This Agreement may be executed in separate
               ------------
     counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (d)  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
     this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, and their respective successors and assigns; provided, that the rights and obligations of the Executive under this Agreement shall not be assignable.

          (E)  GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION,
               -------------
     VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF VIRGINIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF VIRGINIA.

          (f)  Remedies.  Each of the parties to this Agreement will be entitled
               --------
     to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (g)  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
     amended and waived only with the prior written consent of the Company, the Executive and the Investor.

          (h)  Time is of the Essence.  Time is of the essence for each and
               ----------------------
     every provision of this Agreement.

          (i) WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE COMPANY, THE EXECUTIVE AND PEN-TAB HEREBY WAIVERS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.


     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                        PEN-TAB HOLDINGS, INC.

                                        By:__________________________
                                        Name:
                                        Title:


                                        PEN-TAB INDUSTRIES, INC.

                                        By:
                                        _____________________________
                                        Name:
                                        Title:


                                        ALAN HODES


                                        _____________________________

                                ACKNOWLEDGMENT


State of New York        )    ss.:
County of New York       )



     On the ____ day of _________ in the year 1997, before me personally came _____________, who, stated that he resides in ______________, ____________, and that he is _____________ of Pen-Tab Holdings, Inc.



                                             __________________________________
                                             Notary Public
                                             My commission expires:



State of New York        )    ss.:
County of New York       )



     On the ____ day of _________ in the year 1997, before me personally came _____________, who, stated that he resides in ______________, ____________, and that he is _____________ of Pen-Tab Industries, Inc.



                                             __________________________________
                                             Notary Public
                                             My commission expires:

State of New York        )    ss.:
County of New York       )



     On the ____ day of _________ in the year 1996, before me personally came _____________, who, stated that he resides in ______________, ____________, that he is ______________.



                                             __________________________________
                                             Notary Public
                                             My commission expires:

                                                                      SCHEDULE A
                                                                      ----------

                               EMPLOYEE BENEFITS
                               -----------------

                                      A-1